EXHIBIT 23.1
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August 25, 2003







INDEPENDENT AUDITOR'S CONSENT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Able Laboratories, Inc., relating to its 2003 Stock Incentive Plan, of our report dated, January 31, 2003, included in and incorporated by reference in the Annual Report on Form 10-K of Able Laboratories, Inc. for the year ended December 31, 2002.


/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts